                                      FORM OF
                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION

                                         of

                            PRISM FINANCIAL CORPORATION

                   (Adopted in Accordance with the Provisions of
                            Sections 242 and 245 of the
                 General Corporation Law of the State of Delaware)

PRISM FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          A. The Corporation's present name is Prism Financial Corporation. It was originally incorporated under the name Prism Financial Corporation by the filing of its original Certificate of Incorporation in the office of the Secretary of State of Delaware in February of 1999.

          B. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation, all in accordance with and in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

          C. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended and supplemented.

          D. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

          FIRST: NAME. The name of the corporation is Prism Financial Corporation (the "Corporation").

          SECOND: ADDRESS; REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is CSC The United States Corporation Company.

          THIRD: PURPOSE. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which a corporation may be organized under the DGCL.

          FOURTH:  NUMBER AND DESIGNATION OF SHARES OF CAPITAL STOCK.

          (a) AUTHORIZED CAPITAL STOCK. The total number of shares of stock that the Corporation shall have authority to issue is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of the capital stock of the Corporation are as follows:

          (b) COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

                              (1)  VOTING.  Except as otherwise expressly
     required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                              (2)  NO CUMULATIVE VOTING.  The holders of
     shares of Common Stock shall not have cumulative voting rights.

                              (3)  DIVIDENDS. Subject to the rights
     provided to holders of Preferred Stock at any time outstanding, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                              (4)  LIQUIDATION, DISSOLUTION, ETC.  In the
     event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

                              (5)  NO PREEMPTIVE OR SUBSCRIPTION RIGHTS.
     No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                              (6)  POWER TO SELL AND PURCHASE SHARES.
     Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

          (c) PREFERRED STOCK. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          FIFTH: DIRECTORS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be less than five or more than nine. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the Bylaws so provide.

          (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall expire on the date of the 2000 annual meeting; the term of the initial Class II directors shall expire on the date of the 2001 annual meeting; and the term of the initial Class III directors shall expire on the date of the 2002 annual meeting. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          (d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          (f) The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum as shall be required in order for the Board of Directors to act.

          (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          SIXTH: LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereinafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article
SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          SEVENTH: INDEMNIFICATION. (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          (c) The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH: ACTION BY STOCKHOLDERS. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

          NINTH: MEETINGS OF STOCKHOLDERS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          TENTH: SPECIAL MEETINGS OF STOCKHOLDERS. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors, and shall be at the request in writing of a majority of the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

          ELEVENTH: AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares, voting as a single class, entitled to vote at an election of directors.

          TWELFTH: AMENDMENT OF CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors, voting as a single class, shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested to on its behalf this __ day of ______________, 1999.

                                      PRISM FINANCIAL CORPORATION


                                      By:
                                         --------------------------------------
                                          Name:
                                          Title: